Exhibit 99.1

Republic Bancorp, Inc. Finishes 2016 with Strong Fourth Quarter and Annual Net Income Growth

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 27, 2017--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report fourth quarter net income of $10.0 million, a $2.6 million, or 35%, increase from the same period in 2015, resulting in Diluted Earnings per Class A Common Share of $0.48. Fiscal year 2016 net income was $45.9 million, a $10.7 million, or 31%, increase from fiscal year 2015, resulting in a return on average assets (“ROA”) and a return on average equity (“ROE”) of 1.02% and 7.68%, respectively, for 2016.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “We are very proud of our solid fourth quarter and the overall strong year we put together in 2016. We made meaningful progress toward many of our long-term goals during the year, including: (1) expanding our footprint in the Tampa-St. Pete market through a strategic acquisition; (2) launching a digital-only banking platform during the fourth quarter; (3) growing the contribution from our non-traditional business lines at the Republic Processing Group (“RPG”); and (4) further improving our ROA, ROE and our Efficiency Ratio. We are also very pleased that over the past year the market has recognized our strong performance and our future prospects as reflected by the 50% increase in our stock price during 2016. While strategic decisions for our Company will always be based on the long-term interests of our shareholders, and not the day-to-day fluctuations in our stock price, we are appreciative of the market’s recognition of the hard work by our 900+ associates and the strong results and future opportunities they have created.”

The following tables highlight Republic’s financial performance for the fourth quarters and years ended December 31, 2016 and 2015:

(dollars in thousands, except per-share data)
	Financial Performance Highlights
	Three Months Ended		$	%	Years Ended		$	%
	Dec. 31, 2016	Dec. 31, 2015	Change	Change	Dec. 31, 2016	Dec. 31, 2015	Change	Change

Income Before Income Taxes	$14,960	$11,262	$3,698	33%	$68,963	$53,244	$15,719	30%
Net Income*	10,000	7,418	2,582	35%	45,903	35,166	10,737	31%
Diluted Earnings per Class A Share	0.48	0.36	0.12	33%	2.22	1.70	0.52	31%
Return on Average Assets	0.87%	0.73%	NA	19%	1.02%	0.88%	NA	16%
Return on Average Equity	6.62%	5.13%	NA	29%	7.68%	6.12%	NA	25%

(dollars in thousands)
	Core Banking Net Income (Loss) by Origination Channel
	Three Months Ended		$	%	Years Ended		$	%
Segment*/Origination Channel	Dec. 31, 2016	Dec. 31, 2015	Change	Change	Dec. 31, 2016	Dec. 31, 2015	Change	Change

Traditional Banking segment:
Traditional Network	$6,395	$7,295	$(900)	-12%	$22,150	$21,571	$579	3%
Correspondent Lending	150	162	(12)	-7%	1,620	384	1,236	322%
2016-Cornerstone Acquisition	613	(280)	893	NM	491	(284)	775	NM
2012-FDIC-Acquired Loans	561	288	273	95%	2,023	2,368	(345)	-15%
Digital Bank Initiative	(568)	(118)	(450)	NM	(1,325)	(120)	(1,205)	NM
Total Traditional Banking segment	7,151	7,347	(196)	-3%	24,959	23,919	1,040	4%

Warehouse Lending segment	2,744	1,354	1,390	103%	8,110	5,964	2,146	36%

Mortgage Banking segment	44	(189)	233	NM	1,790	(26)	1,816	NM
Total Core Banking	$9,939	$8,512	$1,427	17%	$34,859	$29,857	$5,002	17%

*See Segment Data at the end of this Earnings Release NA – Not applicable NM – Not meaningful

Results of Operations for the Fourth Quarter of 2016 Compared to the Fourth Quarter of 2015

Core Bank(1) – Net income from Core Banking was $9.9 million for the fourth quarter of 2016, an increase of $1.4 million, or 17%, over the fourth quarter of 2015. Strong growth in net interest income drove the Bank’s performance for the quarter, which was also further enhanced by continued favorably-low loan loss provisions.

Net interest income at the Core Bank increased to $37.6 million during the fourth quarter of 2016, a $6.8 million, or 22%, increase over the fourth quarter of 2015. The increase in net interest income was primarily the result of a $518 million, or 16%, year-over-year increase in the Core Bank’s quarterly average loans from the fourth quarter of 2015 to the fourth quarter of 2016. The strong growth in average loans outstanding was further supplemented by an increase of 25 basis points in the Core Bank’s net interest margin over the fourth quarter of 2015.

The overall change in the Core Bank’s net interest income, as well as, average and period-end loan balances by origination channel is presented below:

	Net Interest	Net Interest
	Income	Income
(dollars in thousands)	4th Qtr.	4th Qtr.	$	%
Origination Channel	2016	2015	Change	Change

Traditional Network	$29,531	$26,909	$2,622	10%
Warehouse Lending	5,160	2,855	2,305	81%
Correspondent Lending	336	422	(86)	-20%
2016-Cornerstone Acquisition	2,073	-	2,073	NM
2012-FDIC Acquired Loans	525	642	(117)	-18%
Total Core Bank	$37,625	$30,828	$6,797	22%

	Average	Average			Period End	Period End
	Loans	Loans			Loans	Loans
(dollars in thousands)	4th Qtr.	4th Qtr.	$	%	4th Qtr.	4th Qtr.	$	%
Origination Channel	2016	2015	Change	Change	2016	2015	Change	Change

Traditional Network	$2,803,712	$2,650,942	$152,770	6%	$2,822,220	$2,658,711	$163,509	6%
Warehouse Lending	590,196	319,829	270,367	85%	585,439	386,729	198,710	51%
Correspondent Lending	152,481	247,775	(95,294)	-38%	149,028	249,344	(100,316)	-40%
2016-Cornerstone Acquisition	199,841	-	199,841	NM	200,085	-	200,085	NM
2012-FDIC Acquired Loans	15,672	25,574	(9,902)	-39%	15,059	24,520	(9,461)	-39%
Total Core Bank	$3,761,902	$3,244,120	$517,782	16%	$3,771,831	$3,319,304	$452,527	14%

NM – Not meaningful

The following factors were the primary drivers of the changes in the Core Bank’s average loan balances and net interest income by origination channel for the fourth quarter of 2016 as compared to the fourth quarter of 2015:

  The Core Bank’s Traditional Network experienced solid overall loan growth, with particularly strong growth in the quarterly average balance from the fourth quarter of 2015 to the fourth quarter of 2016 in the following portfolios: $74 million in Commercial Real Estate; $44 million in Indirect Auto; $37 million in Home Equity Lines of Credit (“HELOCs”); and $19 million in Construction & Development. Growth in the commercial-related categories was primarily driven by the Core Bank’s Commercial and Corporate Banking Department, which grew its balances nearly $100 million during its second full year of operation. Year-over-year growth in HELOCs was driven primarily by a successful first-year-introductory-rate promotion, while growth in Indirect Auto loans was driven by re-introduction of the product in late 2015.
  Within the Warehouse segment, net interest income grew 81% from the fourth quarter of 2015, as client usage of the Bank’s Warehouse lines of credit increased from 50% for the fourth quarter of 2015 to 57% for the fourth quarter of 2016. In addition, the Bank also increased its committed Warehouse lines of credit from $670 million at December 31, 2015 to $1.0 billion at December 31, 2016. As a result of these factors, average outstanding Warehouse line-of-credit balances for the fourth quarter of 2016 were $590 million, a $270 million increase from a strong fourth quarter in 2015. The yield for Warehouse lines of credit during the fourth quarter of 2016 increased four basis points from the same period in 2015.
  The fourth quarter of 2016 represented the second full quarter of earnings impact from the Company’s May 2016 Cornerstone acquisition. As expected, the acquired Cornerstone franchise provided a solid contribution to the Company’s overall earnings for the fourth quarter of 2016, with $2.1 million of net interest income for the quarter driven by average loans of $200 million.

The Core Bank’s credit quality metrics remained favorable, as indicated by the table below:

	As of and for the:
	Quarters Ending:				Years Ending:
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Dec. 31
Core Banking Credit Quality Ratios	2016	2016	2016	2016	2016	2015	2014

Nonperforming loans to total loans	0.42%	0.47%	0.54%	0.60%	0.42%	0.66%	0.78%

Nonperforming assets to total loans (including OREO)	0.46%	0.53%	0.58%	0.63%	0.46%	0.70%	1.15%

Delinquent loans to total loans	0.18%	0.21%	0.28%	0.25%	0.18%	0.35%	0.52%

Net charge-offs to average loans	0.09%	0.03%	0.05%	0.04%	0.05%	0.05%	0.08%
(Quarterly rates annualized)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $7.8 million during the fourth quarter of 2016 compared to $7.3 million for the fourth quarter of 2015. Impacting the Core Bank’s noninterest income comparisons between the fourth quarters of 2016 and 2015 were the following:

  Interchange fees increased $122,000 primarily due to the following factors:
    The Company experienced a 7% year-over-year growth in checking accounts, which helped to drive an 11% increase in the Company’s active debit cards and a 12% increase in total purchase activity.
    Credit card interchange income benefited from a 10% increase in purchase volume.
  Mortgage banking income increased $118,000 from the fourth quarter of 2015, as secondary market originations increased over the fourth quarter of 2015. The additional revenue from the higher volume during the quarter was partially offset by a decrease in the Company’s margin on its loans originated for sale, as a significant fourth quarter increase in long-term interest rates negatively impacted overall pricing.

Core Bank noninterest expenses increased $4.6 million, or 19%, from the fourth quarter of 2015 to the same period in 2016. Comparability of noninterest expense between the two quarters was impacted by adjustments to the Core Bank’s incentive compensation accruals, which were made during both periods to bring accrual balances in line with projected payouts for the year. As a result of these adjustments, net incentive compensation expense was a net credit of $393,000 for the fourth quarter of 2016 compared to a net credit of $998,000 for the fourth quarter of 2015. Excluding the impact of the change in incentive compensation expense, noninterest expense increased $4.0 million, or 15%, for the fourth quarter of 2016, as compared to the fourth quarter of 2015 and was primarily driven by the following:

  Salaries and benefits expense, excluding incentive compensation adjustments, increased $2.6 million, primarily due to an increase of 143 full-time-equivalent (“FTE”) employees from December 31, 2015 to December 31, 2016. Thirty-six of these additions were directly attributable to the Company’s Cornerstone acquisition. The remaining increase was driven by additional staffing needed to implement the Company’s strategic initiatives.
  Occupancy and equipment expense increased $505,000 from the fourth quarter of 2015 to $5.4 million. Approximately $207,000 of this increase was directly attributable the facilities acquired in the Cornerstone acquisition. The remaining increase primarily reflects recent renovations to the Core Bank’s premises and equipment in the previous 12 months, which drove a 12% increase in depreciation expense.

RPG

The overall profitability of the RPG segment has historically been driven by its largest division, Tax Refund Solutions (“TRS”). TRS derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year, as the Company prepares for the next tax season. During the second half of 2015, the Company began to more meaningfully grow the Republic Credit Solutions (“RCS”) small-dollar loan division of RPG. As a result of strong growth in profitability within the RCS division, the overall profitability of the RPG segment has continued to improve during 2016.

During the fourth quarter of 2016, RPG recorded net income of $61,000 compared to a net loss of $1.1 million during the fourth quarter of 2015. Within the RCS division of RPG, RCS contributed net income of $1.6 million during the fourth quarter of 2016 compared to net income of $231,000 during the fourth quarter of 2015. The increased profitability within the RCS division resulted primarily from continued strong performance of its line-of-credit product and from the recognition of $1.2 million of income related to a first-year volume guarantee from the program sponsor for its installment credit product.

Regarding the overall operations of the division, RCS experienced an $86 million increase in small-dollar loans originated for sale over the same quarter as 2015, generating a strong increase in fee income. Furthermore, the balance for the RCS loans retained on balance sheet by the Company increased from $7 million at December 31, 2015 to $32 million at December 31, 2016, contributing to a solid increase in net interest income for the quarter.

Conclusion

“The year 2016 proved to be an exciting one at Republic, and we look forward to 2017 with guarded optimism. We are extremely proud of what we accomplished during 2016 and remain committed to creating future success within appropriate risk parameters.

While we are less optimistic about the availability of accretive acquisitions during the coming year, our team will continue to evaluate opportunities, both whole-bank and non-bank, that may arise and present the best overall synergies for Republic. In the meantime, we will continue to focus our resources inward, as we remain dedicated to growing and enhancing our current strategic initiatives, including our pilot programs at RPG, our dealer floorplan lending, our mortgage banking operations and our new digital banking platform, MemoryBank, to name a few. In order to achieve our strategic objectives, we recognize that Republic must be a great place to work for our associates, a great place to bank for our clients and a solid long-term investment for our shareholders,” concluded Steve Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 44 banking centers: 32 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; six banking centers in five Florida communities – Largo, Port Richey, St. Petersburg, Seminole, Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately-branded, nation-wide digital banking at www.mymemorybank.com. The Company has $4.8 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here.®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2015. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information

Fourth quarter 2016 Earnings Release

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2016	Dec. 31, 2015
Assets:
Cash and cash equivalents	$289,309	$210,082
Investment securities	534,139	555,785
Loans held for sale	15,170	4,597
Loans	3,810,778	3,326,610
Allowance for loan and lease losses	(32,920)	(27,491)
Loans, net	3,777,858	3,299,119
Federal Home Loan Bank stock, at cost	28,208	28,208
Premises and equipment, net	42,869	31,106
Goodwill	16,300	10,168
Other real estate owned ("OREO")	1,391	1,220
Bank owned life insurance ("BOLI")	61,794	52,817
Other assets and accrued interest receivable	49,271	37,187
Total assets	$4,816,309	$4,230,289

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$971,937	$634,863
Interest-bearing	2,188,755	1,852,614
Total deposits	3,160,692	2,487,477

Securities sold under agreements to repurchase and other short-term borrowings	173,473	395,433
Federal Home Loan Bank advances	802,500	699,500
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	33,998	30,092
Total liabilities	4,211,903	3,653,742

Stockholders' equity	604,406	576,547
Total liabilities and Stockholders' equity	$4,816,309	$4,230,289

Average Balance Sheet Data
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2016	2015	2016	2015
Assets:
Investment securities, including FHLB stock	$571,158	$595,739	$572,599	$546,655
Federal funds sold and other interest-earning deposits	57,950	71,480	130,889	68,847
Loans and fees, including loans held for sale	3,792,902	3,249,595	3,568,383	3,174,234
Total interest-earning assets	4,422,010	3,916,814	4,271,871	3,789,736
Total assets	4,622,760	4,088,016	4,485,829	3,982,841

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$950,020	$675,500	$894,049	$651,275
Interest-bearing deposits	2,197,411	1,774,526	2,058,592	1,714,214
Securities sold under agreements to repurchase and other short-term borrowings	231,817	426,833	280,296	379,477
Federal Home Loan Bank advances	570,135	567,163	583,591	599,630
Subordinated note	41,240	41,240	42,502	41,240
Total interest-bearing liabilities	3,040,603	2,809,762	2,964,981	2,734,561
Stockholders' equity	604,095	578,573	597,463	574,766

Republic Bancorp, Inc. Financial Information

Fourth quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2016	2015	2016	2015

Total interest income(2)	$45,903	$36,842	$173,992	$142,432
Total interest expense	4,258	4,376	17,938	18,462

Net interest income	41,645	32,466	156,054	123,970

Provision for loan and lease losses	5,004	2,074	14,493	5,396

Noninterest income:
Service charges on deposit accounts	3,338	3,330	13,176	13,015
Net refund transfer fees	121	49	19,240	17,388
Mortgage banking income	980	862	6,882	4,411
Interchange fee income	2,254	2,148	9,009	8,353
Program fees	1,102	362	3,044	1,233
Increase in cash surrender value of BOLI	402	353	1,516	1,402
Gain on call of security available for sale	-	-	-	88
Net gains (losses) on OREO	53	(19)	244	(301)
Other	2,235	632	4,398	2,405
Total noninterest income	10,485	7,717	57,509	47,994

Noninterest expenses:
Salaries and employee benefits	16,917	13,194	69,882	58,091
Occupancy and equipment, net	5,618	5,129	21,777	20,689
Communication and transportation	1,282	984	4,256	3,752
Marketing and development	1,005	843	3,778	3,161
FDIC insurance expense	297	462	1,780	2,084
Bank franchise tax expense	813	640	4,757	4,734
Data processing	1,586	1,323	6,121	4,340
Interchange related expense	1,071	1,026	4,140	3,873
Supplies	437	292	1,406	1,101
OREO expense	148	250	503	735
Legal and professional fees	591	510	2,556	3,306
FHLB advance prepayment penalty	-	-	846	-
Other	2,401	2,194	8,305	7,458
Total noninterest expenses	32,166	26,847	130,107	113,324

Income before income tax expense	14,960	11,262	68,963	53,244
Income tax expense	4,960	3,844	23,060	18,078

Net income	$10,000	$7,418	$45,903	$35,166

Republic Bancorp, Inc. Financial Information

Fourth quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2016	2015	2016	2015
Per Share Data:

Basic weighted average shares outstanding	20,926	20,876	20,942	20,861
Diluted weighted average shares outstanding	20,941	20,953	20,954	20,942

End of period shares outstanding:
Class A Common Stock	18,615	18,652	18,615	18,652
Class B Common Stock	2,245	2,245	2,245	2,245

Book value per share(3)	$28.97	$27.59	$28.97	$27.59
Tangible book value per share(3)	27.89	26.87	27.89	26.87

Earnings per share:
Basic earnings per Class A Common Stock	$0.48	$0.36	$2.22	$1.70
Basic earnings per Class B Common Stock	0.44	0.33	2.02	1.55
Diluted earnings per Class A Common Stock	0.48	0.36	2.22	1.70
Diluted earnings per Class B Common Stock	0.44	0.33	2.01	1.54

Cash dividends declared per share:
Class A Common Stock	$0.209	$0.198	$0.825	$0.781
Class B Common Stock	0.190	0.180	0.750	0.710

Performance Ratios:

Return on average assets	0.87%	0.73%	1.02%	0.88%
Return on average equity	6.62	5.13	7.68	6.12
Efficiency ratio(4)	62	67	61	66
Yield on average interest-earning assets	4.15	3.76	4.07	3.76
Cost of average interest-bearing liabilities	0.56	0.62	0.60	0.68
Cost of average deposits(5)	0.22	0.19	0.21	0.19
Net interest spread	3.59	3.14	3.47	3.08
Net interest margin - Total Company	3.77	3.32	3.65	3.27
Net interest margin - Core Bank(1)	3.42	3.17	3.30	3.24

Other Information:

End of period FTEs(6) - Total Company	938	785	938	785
End of period FTEs(6) - Core Bank(1)	869	726	869	726
Number of banking centers	44	40	44	40

Republic Bancorp, Inc. Financial Information

Fourth quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2016	2015	2016	2015
Credit Quality Asset Balances:

Loans on nonaccrual status	$15,892	$21,712	$15,892	$21,712
Loans past due 90-days-or-more and still on accrual	167	224	167	224
Total nonperforming loans	16,059	21,936	16,059	21,936
OREO	1,391	1,220	1,391	1,220
Total nonperforming assets	$17,450	$23,156	$17,450	$23,156
Total delinquent loans	$8,958	$11,731	$8,958	$11,731

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.42%	0.66%	0.42%	0.66%
Nonperforming assets to total loans (including OREO)	0.46	0.70	0.46	0.70
Nonperforming assets to total assets	0.36	0.55	0.36	0.55
Allowance for loan and lease losses to total loans	0.86	0.83	0.86	0.83
Allowance for loan and lease losses to nonperforming loans	205	125	205	125
Delinquent loans to total loans(7)	0.24	0.35	0.24	0.35
Net charge-offs to average loans (annualized)	0.27	0.19	0.25	0.07

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.42%	0.66%	0.42%	0.66%
Nonperforming assets to total loans (including OREO)	0.46	0.70	0.46	0.70
Nonperforming assets to total assets	0.36	0.55	0.36	0.55
Allowance for loan and lease losses to total loans	0.74	0.78	0.74	0.78
Allowance for loan and lease losses to nonperforming loans	175	118	175	118
Delinquent loans to total loans(7)	0.18	0.35	0.18	0.35
Net charge-offs to average loans (annualized)	0.09	0.10	0.05	0.05

Republic Bancorp, Inc. Financial Information

Fourth quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Assets:
Cash and cash equivalents	$289,309	$302,167	$142,979	$198,172	$210,082
Investment securities	534,139	524,444	551,027	556,605	555,785
Loans held for sale	15,170	11,226	94,658	8,129	4,597
Loans	3,810,778	3,823,031	3,691,323	3,351,969	3,326,610
Allowance for loan and lease losses	(32,920)	(30,436)	(29,308)	(31,475)	(27,491)
Loans, net	3,777,858	3,792,595	3,662,015	3,320,494	3,299,119
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208	28,208	28,208
Premises and equipment, net	42,869	43,385	42,956	30,277	31,106
Goodwill	16,300	16,300	16,313	10,168	10,168
Other real estate owned	1,391	2,435	1,503	1,280	1,220
Bank owned life insurance	61,794	61,392	60,986	53,156	2,817
Other assets and accrued interest receivable	49,271	45,125	46,277	40,276	37,187
Total assets	$4,816,309	$4,827,277	$4,646,922	$4,246,765	$4,230,289

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$971,937	$947,602	$867,095	$800,946	$634,863
Interest-bearing	2,188,755	2,188,291	1,988,952	1,935,700	1,852,614
Total deposits	3,160,692	3,135,893	2,856,047	2,736,646	2,487,477

Securities sold under agreements to repurchase and other short-term borrowings	173,473	152,458	126,124	319,893	395,433
Federal Home Loan Bank advances	802,500	862,500	987,500	517,500	699,500
Subordinated note	41,240	41,240	45,364	41,240	41,240
Other liabilities and accrued interest payable	33,998	34,626	36,864	39,929	30,092
Total liabilities	4,211,903	4,226,717	4,051,899	3,655,208	3,653,742

Stockholders' equity	604,406	600,560	595,023	591,557	576,547
Total liabilities and Stockholders' equity	$4,816,309	$4,827,277	$4,646,922	$4,246,765	$4,230,289

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Assets:
Investment securities, including FHLB stock	$571,158	$554,508	$579,027	$581,869	$595,739
Federal funds sold and other interest-earning deposits	57,950	58,910	95,204	298,250	71,480
Loans and fees, including loans held for sale	3,792,902	3,702,093	3,479,397	3,292,689	3,249,595
Total interest-earning assets	4,422,010	4,315,511	4,153,628	4,172,808	3,916,814
Total assets	4,622,760	4,531,958	4,351,843	4,436,843	4,088,016

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$950,020	$900,432	$805,718	$916,691	$675,500
Interest-bearing deposits	2,197,411	2,155,289	1,980,310	1,903,721	1,774,526
Securities sold under agreements to repurchase and other short-term borrowings	231,817	215,343	267,574	407,698	426,833
Federal Home Loan Bank advances	570,135	584,946	627,335	552,082	567,163
Subordinated note	41,240	44,288	43,234	41,240	41,240
Total interest-bearing liabilities	3,040,603	2,999,866	2,918,453	2,904,741	2,809,762
Stockholders' equity	604,095	601,043	596,795	587,593	578,573

Republic Bancorp, Inc. Financial Information

Fourth quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015

Total interest income(2)	$45,903	$43,934	$40,140	$44,015	$36,842
Total interest expense	4,258	4,536	4,563	4,581	4,376
Net interest income	41,645	39,398	35,577	39,434	32,466

Provision for loan and lease losses	5,004	2,489	1,814	5,186	2,074

Noninterest income:
Service charges on deposit accounts	3,338	3,416	3,282	3,140	3,330
Net refund transfer fees	121	132	1,909	17,078	49
Mortgage banking income	980	3,081	1,560	1,261	862
Interchange fee income	2,254	2,415	2,217	2,123	2,148
Program fees	1,102	979	664	319	362
Increase in cash surrender value of BOLI	402	406	369	339	353
Net gains (losses) on OREO	53	(137)	80	248	(19)
Other	2,235	1,009	721	413	632
Total noninterest income	10,485	11,301	10,802	24,921	7,717

Noninterest expenses:
Salaries and employee benefits	16,917	18,068	17,814	17,083	13,194
Occupancy and equipment, net	5,618	5,631	5,109	5,419	5,129
Communication and transportation	1,282	1,029	872	1,073	984
Marketing and development	1,005	1,076	1,190	507	843
FDIC insurance expense	297	345	480	658	462
Bank franchise tax expense	813	846	647	2,451	640
Data processing	1,586	1,659	1,543	1,333	1,323
Interchange related expense	1,071	1,118	1,047	904	1,026
Supplies	437	280	240	449	292
OREO expense	148	159	116	80	250
Legal and professional fees	591	539	604	823	510
FHLB advance prepayment penalty	-	846	-	-	-
Other	2,401	1,938	2,204	1,761	2,194
Total noninterest expenses	32,166	33,534	31,866	32,541	26,847

Income before income tax expense	14,960	14,676	12,699	26,628	11,262
Income tax expense	4,960	4,848	4,359	8,893	3,844

Net income	$10,000	$9,828	$8,340	$17,735	$7,418

Republic Bancorp, Inc. Financial Information

Fourth quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Per Share Data:

Basic weighted average shares outstanding	20,926	20,925	20,947	20,904	20,876
Diluted weighted average shares outstanding	20,941	20,938	20,958	21,009	20,953

End of period shares outstanding:
Class A Common Stock	18,615	18,617	18,617	18,659	18,652
Class B Common Stock	2,245	2,245	2,245	2,245	2,245

Book value per share(3)	$28.97	$28.79	$28.52	$28.30	$27.59
Tangible book value per share(3)	27.89	27.70	27.44	27.58	26.87

Earnings per share:
Basic earnings per Class A Common Stock	$0.48	$0.47	$0.40	$0.86	$0.36
Basic earnings per Class B Common Stock	0.44	0.43	0.37	0.78	0.33
Diluted earnings per Class A Common Stock	0.48	0.47	0.40	0.85	0.36
Diluted earnings per Class B Common Stock	0.44	0.43	0.37	0.77	0.33

Cash dividends declared per share:
Class A Common Stock	$0.209	$0.209	$0.209	$0.198	$0.198
Class B Common Stock	0.190	0.190	0.190	0.180	0.180

Performance Ratios:

Return on average assets	0.87%	0.87%	0.77%	1.60%	0.73%
Return on average equity	6.62	6.54	5.59	12.07	5.13
Efficiency ratio(4)	62	66	69	51	67
Yield on average interest-earning assets	4.15	4.07	3.87	4.22	3.76
Cost of average interest-bearing liabilities	0.56	0.60	0.63	0.63	0.62
Cost of average deposits(5)	0.22	0.21	0.19	0.20	0.19
Net interest spread	3.59	3.47	3.24	3.59	3.14
Net interest margin - Total Company	3.77	3.65	3.43	3.78	3.32
Net interest margin - Core Bank(1)	3.42	3.38	3.28	3.12	3.17

Other Information:

End of period FTEs(6) - Total Company	938	899	883	817	785
End of period FTEs(6) - Core Bank(1)	869	830	818	756	726
Number of banking centers	44	44	44	40	40

Republic Bancorp, Inc. Financial Information

Fourth quarter 2016 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Credit Quality Asset Balances:

Loans on nonaccrual status	$15,892	$17,769	$18,778	$19,907	$21,712
Loans past due 90-days-or-more and still on accrual	167	223	1,178	-	224
Total nonperforming loans	16,059	17,992	19,956	19,907	21,936
OREO	1,391	2,435	1,503	1,280	1,220
Total nonperforming assets	$17,450	$20,427	$21,459	$21,187	$23,156
Total delinquent loans	$8,958	$8,714	$10,607	$8,657	$11,731

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.42%	0.47%	0.54%	0.59%	0.66%
Nonperforming assets to total loans (including OREO)	0.46	0.53	0.58	0.63	0.70
Nonperforming assets to total assets	0.36	0.42	0.46	0.50	0.55
Allowance for loan and lease losses to total loans	0.86	0.80	0.79	0.94	0.83
Allowance for loan and lease losses to nonperforming loans	205	169	147	158	125
Delinquent loans to total loans(7)	0.24	0.23	0.29	0.26	0.35
Net charge-offs to average loans (annualized)	0.27	0.15	0.46	0.15	0.19

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.42%	0.47%	0.54%	0.60%	0.66%
Nonperforming assets to total loans (including OREO)	0.46	0.53	0.58	0.63	0.70
Nonperforming assets to total assets	0.36	0.43	0.47	0.51	0.55
Allowance for loan and lease losses to total loans	0.74	0.72	0.73	0.78	0.78
Allowance for loan and lease losses to nonperforming loans	175	152	135	131	118
Delinquent loans to total loans(7)	0.18	0.21	0.28	0.25	0.35
Net charge-offs to average loans (annualized)	0.09	0.03	0.05	0.04	0.10

Republic Bancorp, Inc. Financial Information
Fourth quarter 2016 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and customers are similar.

As of December 31, 2016, the Company was divided into four distinct operating segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking and Republic Processing Group (“RPG”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” activities. Correspondent Lending operations and the Company’s national branchless banking platform, MemoryBank, are considered part of the Traditional Banking segment. The RPG segment includes the following divisions: Tax Refund Solutions (“TRS”), Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”). TRS generates the majority of RPG’s income, with the relatively smaller divisions of RPG, RPS and RCS, considered immaterial for separate and independent segment reporting. All divisions of the RPG segment operate through the Bank.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Segment:	Nature of Operations:	Primary Drivers of Net Revenues:

Core Banking:
Traditional Banking	Provides traditional banking products to clients primarily in its market footprint via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.	Loans, investments and deposits
Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the Nation.	Mortgage warehouse lines of credit
Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in its market footprint.	Loan sales and servicing
Republic Processing Group	The TRS division facilitates the receipt and payment of federal and state tax refund products. The RPS division offers general purpose reloadable cards. The RCS division offers short-term credit products. RPG products are primarily provided to clients outside of the Bank’s market footprint.	Refund transfers and loans

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2015 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is allocated to Traditional Banking operations. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information Fourth quarter 2016 Earnings Release (continued) Segment information for the three months and years ended December 31, 2016 and 2015 follows:

	Three Months Ended December 31, 2016
	Core Banking
	Traditional	Warehouse	Mortgage	Total	Republic	Total
(dollars in thousands)	Banking	Lending	Banking	Core Banking	Processing Group	Company

Net interest income	$32,413	$5,160	$52	$37,625	$4,020	$41,645

Provision for loan and lease losses	1,881	(189)	-	1,692	3,312	5,004

Net refund transfer fees	-	-	-	-	121	121
Mortgage banking income	-	-	980	980	-	980
Program fees	-	-	-	-	1,102	1,102
Other noninterest income	6,710	4	148	6,862	1,420	8,282
Total noninterest income	6,710	4	1,128	7,842	2,643	10,485

Total noninterest expenses	26,809	985	1,112	28,906	3,260	32,166

Income before income tax expense	10,433	4,368	68	14,869	91	14,960
Income tax expense	3,282	1,624	24	4,930	30	4,960
Net income	$7,151	$2,744	$44	$9,939	$61	$10,000

Segment end-of-period assets	$4,169,557	$584,916	$17,453	$4,771,926	$44,383	$4,816,309

Net interest margin	3.41%	3.50%	NM	3.42%	NM	3.77%

	Three Months Ended December 31, 2015
	Core Banking
	Traditional	Warehouse	Mortgage	Total	Republic	Total
(dollars in thousands)	Banking	Lending	Banking	Core Banking	Processing Group	Company
Net interest income	$27,934	$2,855	$39	$30,828	$1,638	$32,466

Provision for loan and lease losses	890	(17)	-	873	1,201	2,074

Net refund transfer fees	-	-	-	-	49	49
Mortgage banking income	-	-	862	862	-	862
Program fees	-	-	-	-	362	362
Other noninterest income	6,384	5	17	6,406	38	6,444
Total noninterest income	6,384	5	879	7,268	449	7,717

Total noninterest expenses	22,389	680	1,208	24,277	2,570	26,847

Income (loss) before income tax expense	11,039	2,197	(290)	12,946	(1,684)	11,262
Income tax expense (benefit)	3,692	843	(101)	4,434	(590)	3,844
Net income (loss)	$7,347	$1,354	$(189)	$8,512	$(1,094)	$7,418

Segment end-of-period assets	$3,809,526	$386,414	$9,348	$4,205,288	$25,001	$4,230,289

Net interest margin	3.13%	3.57%	NM	3.17%	NM	3.32%

Republic Bancorp, Inc. Financial Information Fourth quarter 2016 Earnings Release (continued)

	Year Ended December 31, 2016
	Core Banking
	Traditional	Warehouse	Mortgage	Total	Republic	Total
(dollars in thousands)	Banking	Lending	Banking	Core Banking	Processing Group	Company

Net interest income	$121,692	$16,529	$200	$138,421	$17,633	$156,054

Provision for loan and lease losses	3,448	497	-	3,945	10,548	14,493

Net refund transfer fees	-	-	-	-	19,240	19,240
Mortgage banking income	-	-	6,882	6,882	-	6,882
Program fees	-	-	-	-	3,044	3,044
Other noninterest income	26,090	18	360	26,468	1,875	28,343
Total noninterest income	26,090	18	7,242	33,350	24,159	57,509

Total noninterest expenses	108,360	3,142	4,688	116,190	13,917	130,107

Income before income tax expense	35,974	12,908	2,754	51,636	17,327	68,963
Income tax expense	11,015	4,798	964	16,777	6,283	23,060
Net income	$24,959	$8,110	$1,790	$34,859	$11,044	$45,903

Segment end-of-period assets	$4,169,557	$584,916	$17,453	$4,771,926	$44,383	$4,816,309

Net interest margin	3.26%	3.59%	NM	3.30%	NM	3.65%

	Year Ended December 31, 2015
	Core Banking
	Traditional	Warehouse	Mortgage	Total	Republic	Total
(dollars in thousands)	Banking	Lending	Banking	Core Banking	Processing Group	Company

Net interest income	$108,303	$12,209	$219	$120,731	$3,239	$123,970

Provision for loan and lease losses	2,897	168	-	3,065	2,331	5,396

Net refund transfer fees	-	-	-	-	17,388	17,388
Mortgage banking income	-	-	4,411	4,411	-	4,411
Program fees	-	-	-	-	1,233	1,233
Gain on call of security available for sale	88	-	-	88	-	88
Other noninterest income	23,670	24	248	23,942	932	24,874
Total noninterest income	23,758	24	4,659	28,441	19,553	47,994

Total noninterest expenses	93,740	2,526	4,918	101,184	12,140	113,324

Income (loss) before income tax expense	35,424	9,539	(40)	44,923	8,321	53,244
Income tax expense (benefit)	11,505	3,575	(14)	15,066	3,012	18,078
Net income (loss)	$23,919	$5,964	$(26)	$29,857	$5,309	$35,166

Segment end-of-period assets	$3,809,526	$386,414	$9,348	$4,205,288	$25,001	$4,230,289

Net interest margin	3.20%	3.58%	NM	3.24%	NM	3.27%

Republic Bancorp, Inc. Financial Information
Fourth quarter 2016 Earnings Release (continued)

(1) “Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(2)

The amount of loan fee income included in total interest income was $5.9 million and $3.1 million for the quarters ended December 31, 2016 and 2015. The amount of loan fee income included in total interest income was $24.2 million and $10.3 million for the years ended December 31, 2016 and 2015.

The amount of loan fee income included in total interest income per quarter was as follows: $5.9 million (quarter ended December 31, 2016); $4.8 million (quarter ended September 30, 2016); $3.7 million (quarter ended June 30, 2016); $9.8 million (quarter ended March 31, 2016); and $3.1 million (quarter ended December 31, 2015).

(3)

The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Total stockholders' equity (a)	$604,406	$600,560	$595,023	$591,557	$576,547
Less: Goodwill	16,300	16,300	16,313	10,168	10,168
Less: Mortgage servicing rights	5,180	5,338	4,998	4,891	4,912
Less: Core deposit intangible	1,070	1,121	1,171	-	-
Tangible stockholders' equity (c)	$581,856	$577,801	$572,541	$576,498	$561,467

Total assets (b)	$4,816,309	$4,827,277	$4,646,922	$4,246,765	$4,230,289
Less: Goodwill	16,300	16,300	16,313	10,168	10,168
Less: Mortgage servicing rights	5,180	5,338	4,998	4,891	4,912
Less: Core deposit intangible	1,070	1,121	1,171	-	-
Tangible assets (d)	$4,793,759	$4,804,518	$4,624,440	$4,231,706	$4,215,209

Total stockholders' equity to total assets (a/b)	12.55%	12.44%	12.80%	13.93%	13.63%
Tangible stockholders' equity to tangible assets (c/d)	12.14%	12.03%	12.38%	13.62%	13.32%

Number of shares outstanding (e)	20,860	20,862	20,862	20,904	20,897

Book value per share (a/e)	$28.97	$28.79	$28.52	$28.30	$27.59
Tangible book value per share (c/e)	27.89	27.70	27.44	27.58	26.87

(4)

The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls and impairment of investment securities, if applicable.

(5)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.
(6)	FTEs – Full-time-equivalent employees.
(7)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer